TANGIBLE ASSET GALLERIES, INC. TERMINATES ACQUISITION AGREEMENT
WITH GAVELENT.COM

NEWPORT BEACH, CA - September 18, 2000 - Tangible Asset Galleries, Inc. (OTC BB:
TAGZ) announced that the Company has terminated the acquisition agreement with Gavelnet.com, Inc. as of September 5, 2000.

"We are disappointed that we could not complete the acquisition as agreed," stated Silvano DiGenova, Chief Executive Officer of Tangible. "However, there may be some structure under which discussion about the acquisition could be re-opened."

Tangible Asset Galleries is a publicly held retailer, wholesaler and auctioneer of fine and decorative art, rare coins and other fine collectibles operating both in the traditional venues and on the Internet.

Included in this release are "forward-looking statements" which the Company believes are within the meaning of Section 27A of the Securities Act. 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors including sales level, distribution and competition trends and other market factors.

Contact:

Tangible Asset Galleries, Inc, Newport Beach, California
Paul Biberkraut, Chief Financial Officer, (800) 545-1001 Ext. 116
Email: paulb@tagz.com